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                                   MEDIAONE GROUP
                        EXECUTIVE FINANCIAL COUNSELING PLAN

                                     ARTICLE I

                                      PURPOSE

     The MediaOne Group Executive Financial Counseling Plan (the "Plan") has been established by MediaOne Group, Inc. to provide certain officers and executives of MediaOne Group, Inc. and its subsidiaries (the "Company") with the opportunity to understand more fully and maximize the value of the compensation and benefits they receive from the Company through comprehensive financial counseling and related services.

                                     ARTICLE II

                                    DEFINITIONS

     2.1 "CAUSE" shall mean (unless another definition is agreed to in writing by MediaOne Group, Inc. and the Participant) termination by the Company because of (a) the Participant's willful and continued failure to substantially perform his or her duties (other than any such failure resulting from the Participant's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties, (b) the willful conduct of the Participant which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (c) the conviction of the Participant for a felony by a court of competent jurisdiction.

     2.2 "COMMITTEE" shall mean the Human Resources Committee of the MediaOne Group, Inc. Board of Directors, its delegate, or any other person the MediaOne Group, Inc. Board may designate from time to time.

     2.3 "COMPANY" shall mean MediaOne Group, Inc., its subsidiaries, affiliates and any successors thereof.

     2.4 "CONSULTANT" shall mean a firm or individual that is a professional provider of financial counseling and related services.

     2.5 "PARTICIPANT" shall mean those individuals of the Company selected to participate in the Plan as set forth in Article III.

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     2.6  "PLAN" shall mean the MediaOne Group Executive Financial Counseling
Plan.

     2.7 "PLAN YEAR" shall mean the year beginning on July 1 and ending on June 30.

     2.8  "PREFERRED PROVIDER" shall mean a Consultant with whom MediaOne
Group, Inc. has entered into an agreement for such Consultant to provide
Services at a negotiated fee for those Participants who so elect to receive their Services.

     2.9 "RETIREMENT" shall mean, for any Participant, that such Participant has retired from the Company and currently is eligible to receive a service pension benefit under the MediaOne Group Pension Plan or a pension benefit under any individually negotiated, custom written agreement or arrangement executed by a duly authorized representative of MediaOne Group, Inc. and the Participant.

     2.10 "SERVICES" shall mean financial counseling and related services provided to a Participant by a Consultant, including without limitation, estate planning, insurance planning, retirement planning, and tax planning and preparation, except that Services shall not include services provided in connection with a tax audit.

                                    ARTICLE III

                                    ELIGIBILITY

     3.1 ELIGIBILITY CRITERIA. Eligibility for participation in the Plan shall be limited to (i) the Chief Executive Officer of MediaOne Group, Inc.;
(ii) Band I officers of the Company; and (iii) such other Company officers and/or executives selected to participate in the Plan by the Committee or its delegate. Except as provided in Section 3.2, individuals who are eligible to participate in the Plan on any day during a Plan Year shall be eligible for the full financial counseling allowance provided under the Plan for such Plan
Year as set forth in Article IV.

     3.2 DISCONTINUANCE OF EMPLOYMENT; INELIGIBILITY. A Participant who ceases to meet the eligibility criteria for participation in the Plan during any Plan Year as set forth in Section 3.1 due to the Participant's discontinuance of employment with the Company (other than for Cause) or change of position within the Company shall continue to be eligible to participate in the Plan or, within the sole discretion of the Committee, to receive a payment equal to the value of such continued participation, for the remainder of the Plan Year and for such additional period, if any, as provided by written agreement between the Participant and the Company. If a Participant's employment with the Company terminates for Cause, such Participant's participation in the Plan shall cease immediately.

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     3.3  RETIREMENT.  A Participant who ceases to meet the eligibility criteria for participation in the Plan during any Plan Year as set forth in
Section 3.1 due to Retirement shall be eligible to participate in the Plan or, within the sole discretion of the Committee, to receive a payment equal to the value of such continued participation, for an additional Plan Year in addition to, and immediately following, the continued eligibility for participation set forth in Section 3.2.

                                    ARTICLE IV

                          FINANCIAL COUNSELING ALLOWANCE

     4.1  CHIEF EXECUTIVE OFFICER AND BAND I OFFICERS OF THE COMPANY. The
Chief Executive Officer and each Band I officer of the Company shall be entitled to receive a benefit equal to 100 percent of the cost of Services incurred by the Participant during any Plan Year, whether or not provided by a Preferred Provider, up to such amount as may be determined by the Committee or its delegate from time to time.

     4.2 OTHER PARTICIPANTS. Any other Participant shall be entitled to receive Services from a Consultant during any Plan Year. If such Consultant is a Preferred Provider, MediaOne Group, Inc. shall pay to such Preferred
Provider a flat fee for Services provided during the Plan Year in such amount as may be negotiated by MediaOne Group, Inc. and approved by the Committee or its delegate from time to time. Alternatively, each such Participant shall be entitled to receive, upon submission of invoice to MediaOne Group, Inc., reimbursement in an amount equal to 75 percent of the cost of Services provided by any Consultants other than a Preferred Provider, up to a total of $4,500, incurred by the Participant during any Plan Year. If a Participant submits invoices for reimbursement under the Plan for Services from any Consultants other than a Preferred Provider at any time during the Plan Year, the total benefit payable for Services provided to such Participant for the Plan Year shall not exceed $4,500 in the aggregate.

     4.3  PREFERRED PROVIDER.  If a Participant other than the Chief
Executive Officer or a Band I officer of the Company elects to receive
Services from a Preferred Provider, such Participant will be deemed to have received a benefit for each quarter of a Plan Year (or part thereof) in which the Participant maintains a relationship with such Preferred Provider, regardless of the amount of Services actually provided to the Participant.
The value of such benefit to the Participant shall be equal to the fee paid by MediaOne Group, Inc. to the Preferred Provider, the amount of which shall be negotiated by MediaOne Group, Inc. and approved by the Committee or its delegate from time to time. A Participant may discontinue his or her relationship with a Preferred Provider at any time, effective upon the expiration of the current quarter of the Plan Year, by providing written notice to MediaOne Group, Inc. and the Preferred Provider.

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                                    ARTICLE V

                                   ARBITRATION

     5.1 SCOPE OF ARBITRATION. Any claim, controversy or dispute between a Participant and the Company, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to the interpretation of this Plan; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age
Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C.
Section 1981, Section 1981a, Section 1983, Section 1985, or Section  1988;
claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair
Labor Standards Act of 1938, as amended; claims under the Employee Retirement
Income Security Act of 1974, as amended; claims under the Colorado
Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration.
The only legal claims between Participant and the Company that are not included for arbitration within this Plan are claims by Participant for workers' compensation or unemployment compensation benefits and/or claims for benefits under any Company benefit plan, if the plan does not provide for arbitration of such disputes. IN CONSIDERATION OF ANY BENEFIT PROVIDED TO A
PARTICIPANT UNDER THE TERMS OF THIS PLAN, SUCH PARTICIPANT VOLUNTARILY,
KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHT HE OR SHE MAY OTHERWISE HAVE TO
SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL
AND THE RIGHT TO RECOVER PUNITIVE DAMAGES ON ANY COMMON LAW AND/OR CONTRACT
CLAIMS. The Federal Arbitration Act, 9 U.S.C. Sections 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply.
Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Plan for arbitration, shall apply to any common law claims. This arbitration provision supersedes any other arbitration agreement between Participant and the Company to the extent they are inconsistent.

     5.2 ARBITRATION PROCEEDINGS. A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"). Any dispute that relates directly or indirectly to Participant's employment with the Company or to the termination of Participant's employment will be conducted under the AAA
Employment Dispute Resolution Rules, effective November 1993. The arbitrator shall be chosen from a state other than Participant's state of residence and other than Colorado. Other than as set forth herein, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law.
All arbitration proceedings, including without limitation, settlements and awards, under this Plan will be confidential. The parties shall share equally the hourly fees of the arbitrator. The Company shall pay the expenses (such as travel and lodging) of the arbitrator. The prevailing party in any arbitration may be entitled to receive reasonable attorneys' fees. The arbitrator's decision and award shall be final and binding,

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as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered to any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

     5.3 REFORMATION. If any provision of this Article V is held by any arbitrator or court of competent jurisdiction to be enforceable only if such provision is modified in scope, then the Company and the Participant shall consider such provision to be so amended and modified to comply with such determination or order. All other terms and provisions of the Plan shall remain in full force and effect as originally written or modified pursuant to
Section 6.6.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     6.1 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by MediaOne Group, Inc. and shall not be charged against any Participant or the Plan benefit of any Participant.

     6.2 RESPONSIBILITY LIMIT OF THE COMPANY. The Company shall not be responsible or otherwise held liable for any advice or any other Service or other matters whatsoever provided or not provided to a Participant by any Consultant, whether or not a Preferred Provider, or for failure of a Consultant to provide any such Service, advice or other matter or for any loss or other loss experienced by any Participant or by any other party as a result of any such advice or service. To the extent the Company is held so liable, the Company shall be indemnified in full by any Consultant involved in any way with the matter giving rise to the liability.

     6.3 INALIENABILITY OF BENEFITS. A Participant's right to benefits under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

     6.4 TAXATION. The Company shall have the right to deduct from a Participant's regular salary any federal, state or local income and employment taxes that it is required by law to withhold.

     6.5 EFFECT ON EMPLOYMENT. Nothing contained in this Plan or any related agreement or other related documentation shall affect, or be construed as affecting, the terms of employment of any Participant. Nothing contained in this Plan or any related

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agreement shall impose, or be construed as imposing, any obligation on the
Company to continue the employment of any Participant or any Participant to remain in the employ of the Company or alter the "at will" nature of any Participant's employment.

     6.6 AMENDMENT OR TERMINATION OF PLAN. The Committee or its delegate shall have the right to amend, modify, suspend or terminate this Plan at any time for any reason and without prior notice to Participants.

     6.7 ADMINISTRATION. The Plan shall be administered and interpreted by the Committee, which may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more other agents, such duties as it may deem advisable, and the Committee or any person to whom it has delegated such duties may employ one or more persons to render advice on any responsibility that the Committee or such person or any Participant may have under the Plan. The Company shall indemnify members of the Committee and any agent of the Committee who is also an employee of the Company against any and all liabilities or expenses to which they may be subject by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving gross negligence or willful misconduct.

     6.8 GOVERNING LAW. This Plan and actions taken in connection with this Plan shall be governed and construed in accordance with the laws of the State of Colorado.

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                               TABLE OF CONTENTS
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                                                                           Page
ARTICLE I           PURPOSE                                                1

ARTICLE II          DEFINITIONS                                            1

ARTICLE  III        ELIGIBILITY                                            2

     Section 3.1    Eligibility Criteria                                   2
     Section 3.2    Discontinuance of Employment; Ineligibility            2
     Section 3.3    Retirement                                             2

ARTICLE IV          FINANCIAL COUNSELING ALLOWANCE                         3

     Section 4.1    Chief Executive Officer and Bank I Officers
                         of the Company                                    3
     Section 4.2    Other Participants                                     3
     Section 4.3    Preferred Provider                                     3

ARTICLE  V          ARBITRATION                                            4

     Section 5.1    Scope of Arbitration                                   4
     Section 5.2    Arbitration Proceedings                                4
     Section 5.3    Reformation                                            5

ARTICLE VI          MISCELLANEOUS

     Section 6.1    Costs and Expenses                                     5
     Section 6.2    Responsibility Limit of the Company                    5
     Section 6.3    Inalienability of Benefits                             5
     Section 6.4    Taxation                                               5
     Section 6.5    Effect on Employment                                   5
     Section 6.6    Amendment or Termination                               6
     Section 6.7    Administration                                         6
     Section 6.8    Governing Law                                          6

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